As filed with the Securities and Exchange Commission on February 11, 1997
                                                       Registration No. 33-61090
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ALLIED Group, Inc.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Iowa                                         42-0958655
-------------------------------           --------------------------------
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)

          701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Jamie H. Shaffer
           701 Fifth Avenue, Des Moines, IA 50391-2000, (515) 280-4211
       -------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                  Page 1 of 21 pages. Exhibit index on page 19.

                               ALLIED GROUP, INC.
                                  COMMON STOCK

                    ALLIED LIFE EMPLOYEE STOCK PURCHASE PLAN
                                   ----------

ALLIED Group, Inc. (the "Company") offers eligible employees of its affiliate, ALLIED Life Insurance Company ("ALLIED Life"), the opportunity to invest in its common stock, no par value ("Common Stock") pursuant to the ALLIED Life Employee Stock Purchase Plan (the "Plan"). The Plan is intended as an incentive to encourage long-term ownership of Common Stock. Participants pay no brokerage commissions or service charges on purchases made under the Plan.

The purchase price per share is determined based on the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange Composite Tape, less a 15% discount. See "How is the purchase price of the Common Stock determined under the Plan?" in the description of the Plan herein. The Common Stock is traded on the New York Stock Exchange under the symbol GRP.

The Company is operated as a part of the ALLIED group of insurance companies. ALLIED Mutual Insurance Company ("ALLIED Mutual") has operated as a mutual property-casualty insurance company since 1929. In 1971, it organized the Company as a wholly-owned subsidiary and transferred to it certain assets, including the stock of what is now one of the Company's property-casualty insurance subsidiaries. In 1985, the Company effected an initial public offering which then resulted in public ownership of approximately twenty-two percent (22%) of its outstanding Common Stock. As of December 31, 1996, ALLIED Mutual controls approximately 18% of the outstanding voting stock (common and preferred) of the Company. An additional 26.5% of the Company's voting stock is owned by The ALLIED Group Employee Stock Ownership Plan (the "ESOP"), and the remainder of the outstanding shares of Common Stock are in public ownership.

ALLIED Life is a wholly-owned subsidiary of ALLIED Life Financial Corporation, of which ALLIED Mutual owned 54% of the outstanding voting stock (common and preferred) as of December 31, 1996. ALLIED Life is an Iowa stock life insurance company which underwrites, markets, and distributes life insurance and annuity products. ALLIED Life sells its products through the independent agency system of ALLIED Mutual and the Company's property-casualty subsidiaries and also through a traditional life-only distribution system.

               PLEASE RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.
                                   ----------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 11, 1997

                              AVAILABLE INFORMATION


The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and any other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, New York, New York 10048; and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

The Company has filed a Registration Statement on Form S-3 with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or copies thereof obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996; and

     3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated February 18, 1986, under
         Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Such oral or written requests may be made to: George T. Oleson, Corporate Counsel and Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211.


                                   THE COMPANY

The Company is a regional insurance holding company headquartered in Des Moines, Iowa. The Company is primarily engaged through its subsidiaries in the business of property-casualty insurance and excess and surplus lines insurance.

The Company's three property-casualty subsidiaries, AMCO Insurance Company, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company, write personal lines of insurance (primarily automobile and homeowners) and commercial lines of insurance for small businesses. The property-casualty subsidiaries participate in a reinsurance pooling agreement with ALLIED Mutual Insurance Company, an affiliated property-casualty insurance company, such agreement generally providing that each company's property-casualty insurance business is combined and then prorated among the participants according to predetermined percentages. The Company's property-casualty subsidiaries market their products through three distribution systems: independent agencies, direct marketing, and high-volume agencies which contract to sell personal lines exclusively through the Company's insurance subsidiaries. The Company's property-casualty subsidiaries operate exclusively in the United States;
primarily in the central and western states through approximately 2,250 independent agencies. Western Heritage Insurance Company is an excess & surplus lines insurance subsidiary, which primarily underwrites specialty commercial casualty lines.

The Company is an Iowa corporation with its executive offices located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000. The Company's telephone number is
(515)280-4211.

                                    THE PLAN

The following questions and answers summarize the major points of the Plan. The Plan document and other information regarding the Plan is available upon request and can be obtained without charge from the Human Resources Department, ALLIED Group, Inc. (See Question 31). Established by the Company in October 1993, the Plan had reserved for issuance 250,000 shares of Common Stock. After the 3-for-2 stock split on November 15, 1996, there remained to be issued under the Plan 370,958 shares.

Purpose
-------

     1.   What is the purpose of the Plan?

The purpose of the Plan is to provide all eligible employees of ALLIED Life with a convenient method of purchasing shares of Common Stock of the Company, an affiliate of ALLIED Life, at a 15% discount from market price through payroll deductions and lump sum contributions. The Plan is intended as an incentive to encourage long-term ownership of Common Stock.

Participating In the Plan
-------------------------

     2.   Can I enroll in the Plan?

You can enroll in the Plan if you have been an employee of ALLIED Life or its subsidiaries for at least six (6) months and you work more than twenty (20) hours a week and more than five (5) months in a calendar year.

     3. Can I participate in the Plan if I own more than 5% of Company's voting stock?

No. An employee may not make purchases under the Plan if such employee owns (or would own subsequent to the Plan purchase) 5% or more of the voting stock of the Company, regardless of whether the shares were purchased under this Plan.

     4.   How do I enroll in the Plan?

Enrollment forms are available from your Human Resources representative. Be sure to complete the entire form.

     5.   When can I enroll in the Plan?

Eligible employees may enroll in the Plan during the enrollment period in the month preceding a quarterly Plan period. The Plan operates on quarterly periods beginning January 1st, April 1st, July 1st, and October 1st of each year. For example, the enrollment period for the quarter beginning July 1st would be during the month of June. The deadline for returning forms during the enrollment period is established by the Human Resources Department and will be communicated to you.

     6.   When does my enrollment form take effect?

The payroll deduct elections made on your enrollment form take effect in the first pay period ending after the 1st of January, April, July, or October.

Purchases under the Plan
------------------------

     7.   How does the Plan work?

During the enrollment period (see Question 5), each eligible employee may elect to participate in the Plan, and those employees already participating may designate a new purchase amount.

     8.   Can  I  purchase  shares  through   payroll   deduction  or  lump  sum
          contributions?

Shares may be purchased under the Plan utilizing payroll deductions, lump sum contributions, or both payroll deductions and lump sum contributions, subject to the amount limitations in Questions 13 and 14. Participants will designate on their enrollment form the extent to which their purchase amount will consist of payroll deductions and/or a lump sum contribution.

     9. If I elect a lump sum contribution on the enrollment form, when must I pay it?

Lump sum contributions must be paid in full on or before the 1st day of a quarterly period. No interest will be paid on lump sum contributions pending purchase of the Common Stock, which is on the last business day of the month. The election to contribute in one lump sum is irrevocable upon such payment.

     10. What happens if I do not pay the lump sum contribution on or before the 1st day of a quarterly period?

Nonpayment of a lump sum contribution will be deemed withdrawal from the Plan for that quarterly Plan period. However, if you have signed up for a payroll deduction for the period in addition to the lump sum contribution, nonpayment of the lump sum contribution will not affect your payroll deduction. If you fail to pay a lump sum contribution for a quarterly period, you can still participate in future quarterly periods.

     11. How is the purchase price of the Common Stock determined under the Plan?

The price paid by the employee is 85% of the fair market value of the Common Stock on the day the Plan purchases the stock, which is the last business day of the month. "Fair market value" means the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange Composite Tape, or if no Common Stock was traded on such date, then the last day traded immediately prior to the purchase date.

     12.  How does the Plan buy the stock?

The Common Stock is purchased directly from the Company by a non-affiliated agent (the "Agent") on the last business day of each month.

The purchase price is paid through payroll deduction and/or the lump sum contribution of each employee participating in the Plan. The number of shares to be purchased will be determined by taking all amounts withheld from or contributed by the employee pursuant to the Plan since the last date on which the Plan purchased Common Stock and dividing that figure by the price as determined in Question 11. The number may include both whole and fractional shares. There are no fees, commissions, or charges to the employee for purchases made under the Plan. Your employer, ALLIED Life, reimburses the Company for the 15% discount from fair market value of the Common Stock.

The Company may revise the Plan to provide that purchases will be made on the open market, but it will not change the source of purchases more than once in any twelve-month period. Additionally, the Company will not change the source of purchases without a determination by the Board of Directors or chief financial officer that it does not wish to issue additional Common Stock or there is another substantial reason. Neither the Company nor any affiliated purchaser will exercise any direct or indirect control or influence over the times when or the prices at which the Agent may purchase shares for the Plan, the number of Shares to be purchased or the selection of a broker-dealer through which purchases for the Plan may be executed. If Common Stock is purchased in the open market, such purchases will be made as soon as practicable after the funds are received, and in no event later than thirty days after the funds are received, except where and to the extent necessary under any applicable federal securities laws or other government or stock exchange regulations. All Shares purchased under the Plan, from whatever source, will be registered under the Securities Act.

     13. Are there any minimum restrictions on the amount of payroll deductions or lump sum contributions?

Yes. The amount of the lump sum contributions cannot be less than $30 per quarterly period, and the amount of the payroll deductions cannot be less than $10 per month.

     14. Are there any maximum restrictions on the amount that can be purchased under the Plan?

Yes. There is a maximum limit on (a) the amount of annual pay a participant can contribute and (b) the amount that can be purchased during a calendar year. The amount a participant can contribute under the Plan cannot be more than 100% of the participant's regular annual pay. "Annual pay" means the employee's total earnings from ALLIED Life for the preceding calendar year if the employee was eligible to participate in the Plan throughout such calendar year.

In addition, a participant cannot purchase more than $25,000 of fair market value of Common Stock under the Plan per calendar year. "Fair market value" of a share of Common Stock means the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange Composite Tape.

Therefore, since a participant purchases the Common Stock at 85% of the fair market value, the maximum amount that can be contributed by a participant under the Plan each calendar year is $21,250. Summarizing, a participant cannot contribute more than 100% of annual pay or $21,260, whichever is less.

     15. What is my "annual pay" for the purpose of determining the maximum contribution amount if I have not worked for ALLIED Life for a full calendar year prior to the year I enroll in the Plan?

If you were not employed by ALLIED Life for a full calendar year prior to the year you enroll in the Plan, annual pay means your total earnings from ALLIED Life for the period (not to exceed 12 months) preceding the date you enrolled to participate in the Plan.

     16.  How do I reduce my contribution under the Plan?

During an enrollment period, you may reduce your contribution to any amount as long as it does not go below the minimum (see Question 13). During the quarterly period, you may only reduce your contribution to zero, which means a withdrawal from the Plan until another election is made.

     17. If I am participating in the Plan, what happens if I do not designate an amount during the next enrollment period?

This will result in continuation of the same purchase amount then in effect until you withdraw from the Plan or designate a different amount. However, each employee must redesignate his or her purchase amount every five (5) years in order to continue to participate in the Plan.

Withdrawal and Termination
--------------------------

     18.  How do I withdraw from the Plan?

During a quarterly period, you may choose to stop your payroll deductions by giving two (2) weeks written notice to the Company. The withdrawal will take effect in the first pay period ending after receipt of your notice by the Company. During an enrollment period, you may choose to stop your payroll deductions by checking the appropriate box on the enrollment form. If you withdraw during a quarterly period or during an enrollment period, you are free to renew participation by designating a new amount during the next enrollment period.

     19.  What happens if my employment is terminated?

If you cease to be employed by ALLIED Life for any reason (including death, retirement, or disability), your participation under the Plan shall cease to be effective with your final payroll and/or commission check. Subsequent to termination, you will receive stock certificates (see Question 22).

     20.  What happens if I take an authorized leave of absence?

During an authorized leave of absence, your right to purchase additional shares under the Plan shall cease unless you continue to receive payroll and/or commission checks.

Stock Rights under the Plan
---------------------------

     21.  What kind of rights do I have as a stockholder under the Plan?

Your rights as a stockholder do not take effect until the Plan purchases the Common Stock. Once the Common Stock is purchased, you are the beneficial owner of the stock and have a right to vote and receive dividends on such shares and to enroll them in the Company's Dividend Reinvestment and Stock Purchase Plan ("DRP"). The terms of the DRP are covered by a separate prospectus available from your Human Resources representative. Shares purchased through dividend reinvestment are not entitled to the 15% discount from market price. You must designate the DRP election on your enrollment form if you wish to reinvest your dividends.

     22.  When can I get stock certificates?

You may obtain stock certificates for the shares of Common Stock in your Plan account after one (1) year has passed since the date the shares were purchased. However, if your employment with ALLIED Life ceases, you will obtain a stock certificate for shares held in your name within 120 days after employment termination. To obtain the certificates, you will need to complete a form which can be obtained from your Human Resources representative.

     23.  Are stock certificates issued for whole and fractional shares?

No. Certificates will be issued for whole shares of Common Stock only. Upon termination of employment, a stock certificate will be issued for whole shares of Common Stock in accordance with the terms of the preceding paragraph, and any fractional shares will be automatically converted to cash upon issuance of the stock certificate. If an employee has withdrawn from the Plan and requests a stock certificate (which shall be issued in accordance with the terms of the preceding paragraph), any fractional shares will:

     (i) automatically be converted to cash upon issuance of the stock certificate if the stock certificate represents all of the whole shares in the participant's account or

     (ii) remain in the participant's account if whole shares remain in the participant's account.

If an active Plan participant requests a stock certificate in accordance with the terms of the preceding paragraph, any fractional shares will remain in the participant's Plan account and be added to other fractional shares in such participant's account to create whole shares of Common Stock.

     24.  How do I specify how I wish to have the shares issued?

The form for requesting stock certificates which you can obtain from your Human Resources representative will have a blank for the name(s) in which the stock certificate will be issued. You can have the certificate issued under your name or in joint ownership with your spouse, you can be the custodian for a minor child, or you can have them issued in any other legal manner.

     25.  Can I transfer my Plan rights?

You may not make any transfer (including, but not limited to, assignment, pledge, or hypothecation) of your rights under this Plan other than by will or by the laws of descent and distribution. For example, you may not pledge, sell or otherwise transfer the shares held in your Plan account until you receive them in stock certificate form.

Federal Income Tax Consequences
-------------------------------

     26. What are the federal income tax consequences to me if I participate in the Plan?

The federal income tax consequences under the current law are summarized below. The following summary is based on an interpretation of present federal income tax laws and regulations received by the Company from outside tax counsel to the Company, and may be inapplicable if the laws and regulations are changed. Federal income tax laws are complex and subject to different interpretations, and for this reason, specific questions regarding the tax consequences of a sale or transfer of the stock should be discussed with your tax adviser.

The Company believes that the taxation of the participant for benefits pursuant to this Plan is governed by Section 83 of the Internal Revenue Code. Pursuant to
Section 83, the participant will have compensation income upon the exercise of rights to purchase stock in an amount equal to the difference between the stock purchase price and the fair market value of the stock on the date of purchase. The Company believes the amount of such income will be equal to the 15% discount given to the participant on the stock purchase. ALLIED Life will obtain a corresponding deduction in an amount equal to the 15% discount that it pays to the Company on its employee's behalf.

The basis of the stock in the hands of the participant will equal its fair market value at the date of the purchase. Any subsequent capital gain or loss upon disposition of the stock will be measured by utilizing this basis.

Administration, Modification, and Termination of the Plan
---------------------------------------------------------

     27.  How is the Plan administered?

The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee has the full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan. The Compensation Committee may designate officers or agents of the Company or ALLIED Life to perform administrative duties relating to the Plan.

In the event any change is made to the Common Stock subject to the Plan or subject to any outstanding award granted under the Plan (whether by reason of recapitalization, stock split or reverse split, combination or exchange of shares, stock dividend, reorganization, merger, consolidation, combination, or exchange of shares, or other capital change affecting the Common Stock of the Company), the Compensation Committee is authorized to make appropriate adjustments to the maximum number of shares subject to the Plan and in the number and price of shares subject to outstanding options.

     28.  Can the Plan be modified or terminated?

The Plan will continue in effect until terminated by the Company's or ALLIED Life's Board of Directors. The Board of Directors of the Company may modify or amend the Plan at any time, with limited exceptions as stated in the Plan document. Participation in the Plan is not a guarantee that the Plan will be retained for any period of time, nor is participation a guarantee to retain any participant as an employee of ALLIED Life.

     29. What is the responsibility of the Company or ALLIED Life under the Plan?

In connection with the Plan, neither the Company, ALLIED Life, or any agent is liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to the receipt of notice in writing of such death. This limitation of responsibility may not apply to liabilities for violations of federal and state securities laws, however.

Participants should recognize that neither the Company nor ALLIED Life can assure them of a profit or protect them against a loss on shares purchased by them under the Plan.

Additional Information
----------------------

     30. Where can I get additional information about this Plan or its administrators?

If you have any questions about this Plan, contact the Human Resources Department, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2005,
(515) 280-4211. This prospectus is meant to be a summary of the Plan, which is much more detailed. You can obtain a copy of the Plan document from the Human Resources Department. In the event of any conflict between this prospectus and the Plan, the Plan will control.

     31.  What kind of additional information can I obtain?

You can obtain copies of the Plan document or the Company's annual reports, quarterly reports, description of Common Stock, and other such documents that the Company is required to file with the Securities and Exchange Commission. These documents are incorporated by reference into this prospectus. Copies can be obtained without charge. Requests should be made to the Human Resources Department, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa, 50391-2005,
(515) 280-4211.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").


                                 USE OF PROCEEDS

The management of the Company does not know the number of shares that will be purchased during the current year under the Plan or the prices at which such shares will be sold. The proceeds from the sale of any such shares will be added to the corporate funds of the Company to be used for general corporate purposes.


                          DESCRIPTION OF CAPITAL STOCK

The Company is authorized to issue 7,500,000 shares of preferred stock, without par value, and 40,000,000 shares of Common Stock, without par value. As of December 31, 1996, the Company had issued and outstanding 1,827,222 shares of 6-3/4% Series Preferred Stock and 20,382,954 shares of Common Stock, held of record by approximately 1,100 shareholders.

The holder of the outstanding 6-3/4% Series Preferred Stock is entitled to vote on all matters submitted to a vote of the holders of the Common Stock of the Company, voting together with the holders of Common Stock as one class. Each share of 6-3/4% Series Preferred Stock is entitled to 2.25 votes for every one share, subject to anti-dilution adjustments, so long as it is held by ALLIED Mutual or an affiliate or successor of ALLIED Mutual. The 6-3/4% Series Preferred Stock has a cumulative annual dividend of $1.92375 per share which is paid on a quarterly basis, and it ranks senior to the Common Stock as to the payment of dividends. In the event of a liquidation of the Company, the holders of the 6-3/4% Series Preferred Stock are entitled to receive $28.50 per share plus accrued dividends prior to any distribution to the holders of Common Stock. The 6-3/4% Series Preferred Stock is redeemable at any time after five years from the date of any assignment or transfer to any person who is not an affiliate or successor of ALLIED Mutual. Upon any assignment or transfer of the 6-3/4% Series Preferred Stock to any person who is not an affiliate or successor of ALLIED Mutual, it ceases to have voting rights. The 6-3/4% Series Preferred Stock has no preemptive rights and is not registered or traded.

Holders of Common Stock are entitled to one vote per share, voting together with the outstanding 6-3/4% Series Preferred Stock as one class on all matters to be voted on by shareholders including the election of directors. The approval of an amendment to the Company's Articles of Incorporation which would change the powers, preferences, or special rights of the 6-3/4% Series Preferred Stock would require the affirmative vote of a majority of all classes voting as one class and the affirmative vote of a majority of the class adversely affected, voting separately. Voting is noncumulative. Consequently, the holders of in excess of 50% of the combined voting power of the Common Stock and the outstanding preferred stock will be able to elect all the Company's directors. Holders of Common Stock are entitled to share ratably on a share-for-share basis with respect to dividends when, as and if declared by the Board out of funds legally available therefor, subject to the prior payment of all dividends accrued on the 6-3/4% Series Preferred Stock. The holders of Common Stock are entitled upon liquidation of the Company to share ratably on a share-for-share basis in the net assets available for distribution, subject to the prior rights of any 6-3/4% Series Preferred Stock then outstanding. All outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company hereby will upon issuance and payment therefor be, fully paid and nonassessable. Shares of Common Stock are not redeemable and have no preemptive or similar rights to subscribe for additional shares.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock is Harris Trust and Savings Bank, Shareholder Services Division, 311 West Monroe, P.O. Box 755, Chicago, Illinois 60690.

                                  LEGAL MATTERS

The validity of the Common Stock offered hereby and certain tax matters will be passed upon by Davis, Brown, Koehn, Shors & Roberts, P. C., Des Moines, Iowa. Members of Davis, Brown, Koehn, Shors & Roberts, P.C. own an aggregate of 16,350 shares of Common Stock.


                                     EXPERTS

The consolidated financial statements and schedules of the Company and subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 851 and 856 of the Iowa Business Corporation Act provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, the adjudicating court determines that indemnification is proper under the circumstances.

Article X of Company's Articles of Incorporation provides that the Company shall indemnify its directors to the fullest extent possible under the Iowa Business Corporation Act. Article 8 of the Company's Bylaws extends the same indemnity to its officers. Article X of the Articles also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the Iowa Business Corporation Act provisions relating to improper distributions.

The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitation and conditions as set forth in the policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

================================================================================




No person  has been  authorized  to give           ALLIED GROUP, INC.
any   information   or   to   make   any
representation  not  contained  in  this
Prospectus  and, if given or made,  such
information or  representation  must not
be relied upon as having been authorized
by the  Registrant  or any  Underwriter.
This  Prospectus  does not constitute an
offer  to sell or a  solicitation  of an          ALLIED LIFE EMPLOYEE
offer  to  buy  any  of  the  securities             STOCK PURCHASE
offered  hereby  to  any  person  or  by                  PLAN
anyone in any  jurisdiction  in which it
is   unlawful  to  make  such  offer  or
solicitation.  Neither  the  delivery of
this   Prospectus  nor  any  sales  made
hereunder      shall,      under     any
circumstances,  create  any  implication
that the information contained herein is              COMMON STOCK
correct as of any date subsequent to the date hereof.

                                                   -------------------
                                                       PROSPECTUS
          --------------------                     -------------------


            TABLE OF CONTENTS

                                    Page

Available Information ..................
Documents Incorporated by                            February 11, 1997
Reference...............................
The Company.............................
The Plan................................
Use of Proceeds.........................
Description of Capital Stock............
Legal Matters...........................
Experts.................................

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred by the Company in connection with the offering described in this registration statement.

     Cost of printing                               $1,000.00
     Legal fees, Blue Sky fees, and expenses         5,000.00
     Accounting                                      1,000.00
                                                     --------
     Total                                          $7,000.00

Item 15.  Indemnification of Directors and Officers.

The information contained in the Prospectus under the caption "Indemnification for Securities Act Liabilities" is incorporated by reference herein.

Item 16.  Exhibits.

     5.   Opinion of Messrs.  Davis,  Hockenberg,  Wine,  Brown,  Koehn & Shors,
          P.C., regarding legality of 250,000 shares of stock originally registered on this Form.

     8. Opinion of Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C. as to tax matters.

     23. a. Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.*

          b. Consent of Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C. n/k/a Davis, Brown, Koehn, Shors & Roberts, P.C.*

     24. Power of Attorney (contained on Signature Page of Post-Effective Amendment No. 1 previously filed).


     *Filed with this Amendment


Item 17.  Undertakings.

     1.   The undersigned registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, on February 10, 1997.

                                    ALLIED Group, Inc.

                                    By: /s/ Jamie H. Shaffer
                                        ---------------------------------------
                                        Jamie H. Shaffer, President (Financial)
                                                          and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                        Title                       Date
        ---------                        -----                       ----
/s/ Douglas L. Andersen            President (Property-        February 10, 1997
----------------------------       Casualty) (Principal
    Douglas L. Andersen            Executive Officer)

/s/  Jamie H. Shaffer              President (Financial)       February 10, 1997
----------------------------       and Treasurer
     Jamie H. Shaffer              (Principal Executive
                                   Officer and Principal
                                   Accounting Officer)

            *                      Chairman and Director       February 10, 1997
----------------------------
       John E. Evans

            *                      Director                    February 10, 1997
----------------------------
     James W. Callison

            *                      Director                    February 10, 1997
----------------------------
    Harold S. Carpenter

            *                      Director                    February 10, 1997
----------------------------
     Charles I. Colby

            *                      Director                    February 10, 1997
----------------------------
      Harold S. Evans

            *                      Director                    February 10, 1997
----------------------------
    Richard O. Jacobson

            *                      Director                    February 10, 1997
----------------------------
      John P. Taylor

            *                      Director                    February 10, 1997
----------------------------
    William E. Timmons

            *                      Director                    February 10, 1997
----------------------------
      Donald S. Willis

*By: /s/ Jamie H. Shaffer
    -----------------------------
         Jamie H. Shaffer
         Attorney-in-Fact

                                  EXHIBIT INDEX


                                                  Consecutive
                Exhibit                           Page Number
                -------                           -----------

23.  (a) Consent of KPMG Peat  Marwick  LLP,      20
         Independent  Certified  Public
         Accountants.

     (b) Consent of Davis, Brown,                 21
         Koehn, Shors & Roberts,
         P.C.